UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):
June 5, 2014 (June 5, 2014)

Rite Aid Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-5742	23-1614034
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

30 Hunter Lane, Camp Hill, Pennsylvania 17011
(Address of principal executive offices, including zip code)

(717) 761-2633
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition.

On June 5, 2014, Rite Aid Corporation (the “Company”) announced sales results for the month of May. In connection therewith, the Company provided certain preliminary estimates of its financial results for the first quarter Fiscal 2015 and provided a revised outlook for Fiscal 2015 in the press release attached hereto as Exhibit 99.1. The Company’s actual financial results for the first quarter Fiscal 2015 have not yet been finalized. As a result, the Company’s actual results may differ from the estimates. The preliminary financial information has been prepared by, and is the sole responsibility of, the Company’s management. Deloitte & Touche LLP has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information.

The information set forth in the press release attached hereto as Exhibit 99.1 is incorporated into this Item 2.02 by reference. The press release includes a non-GAAP financial measure, “Adjusted EBITDA.”  The Company uses this non-GAAP measure in assessing its performance in addition to net income determined in accordance with GAAP. The Company believes adjusted EBITDA serves as an appropriate measure to be used in evaluating the performance of its business and helps its investors better compare the Company’s operating performance with the operating performance of its competitors.  The Company defines Adjusted EBITDA as net income (loss) excluding the impact of income taxes (and any corresponding adjustment to tax indemnification asset), interest expense, depreciation and amortization, LIFO adjustments, charges or credits for facility closing and impairment, inventory write-downs related to store closings, stock-based compensation expense, debt retirements, sale of assets and investments, revenue deferrals related to the Company’s customer loyalty program and other items. The Company references this non-GAAP financial measure frequently in its decision-making because it provides supplemental information that facilitates internal comparisons to the historical operating performance of prior periods and external comparisons to competitors’ historical operating performance. In addition, incentive compensation is based in part on Adjusted EBITDA and the Company bases certain of its forward-looking estimates and budgets on Adjusted EBITDA.  Adjusted EBITDA should not be considered in isolation from, and is not intended to represent an alternative measure of, operating results or of cash flows from operating activities, as determined in accordance with GAAP.  The Company’s definition of Adjusted EBITDA may not be comparable to similarly titled measurements reported by other companies or similar terms in the Company’s debt facilities.  The press release attached hereto as Exhibit 99.1 includes a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

The information furnished pursuant to this Item 2.02 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release, dated June 5, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RITE AID CORPORATION

Dated: June 5, 2014	By:	/s/ Marc A. Strassler
		Name:	Marc A. Strassler
		Title:	Executive Vice President,
General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated June 5, 2014.